Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seadrill Limited of our report dated April 19, 2023 relating to the financial statements of Seadrill Limited (Predecessor), which appears in Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom

January 26, 2024